EXHIBIT 99.1

For Immediate Release
Cendant Corporation

CENDANT’S VEHICLE RENTAL BUSINESS
TO OFFER SENIOR NOTES

NEW YORK, March 31, 2006 - Cendant Corporation (NYSE:CD) today announced that the parent of its vehicle rental business, Cendant Car Rental Group, LLC, which is expected to change its name to Avis Budget Car Rental, LLC, is planning to offer $1 billion aggregate principal amount of eight- and ten-year Senior Notes. Cendant’s vehicle rental business intends to use the net proceeds from this offering, together with term borrowings under a new senior secured credit facility, principally to repay asset-backed vehicle indebtedness. The notes will be unsecured and are not guaranteed by Cendant Corporation.

The offering of the notes is subject to market and other customary conditions. Therefore, no assurance can be given that the sale of the notes will be ultimately consummated as described or at all. The closing of the sale of the notes is not contingent upon the consummation of Cendant’s planned separation transactions.

The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

About Cendant Corporation
Cendant is primarily a provider of travel and residential real estate services. With approximately 85,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting Cendant’s Web site at www.cendant.com.

About Cendant Car Rental Group, LLC (to be renamed Avis Budget Car Rental, LLC)
Cendant Car Rental Group operates two of the most recognized brands in the global vehicle rental industry through Avis Rent A Car System, LLC and Budget Rent A Car System, Inc. Avis is a leading rental car supplier to the premium commercial and leisure segments of the travel industry and Budget is a leading rental car supplier to the price-conscious segments of the industry.

Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Cendant and/or Cendant Car Rental Group, LLC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. The Company cannot provide any assurances that the separation or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. The separation transactions are subject to certain conditions precedent, including final approval by the Board of Directors of Cendant.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this report include, but are not limited to: risks inherent in the contemplated separation and related transactions, including risks related to borrowings and costs related to the proposed transactions; increased demands on Cendant’s management teams as a result of the proposed transactions; changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance; and access to capital markets and changes in credit ratings, including those that may result from the proposed transactions. Other unknown or unpredictable factors also could have material adverse effects on Cendant’s and its companies’ performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this report may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this report. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant’s 10-K for the year ended December 31, 2005, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for Cendant’s ongoing obligations to disclose material information under the federal securities laws, Cendant undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Media Contact: Elliot Bloom 212-413-1832	Investor Contacts: Sam Levenson 212-413-1834
Henry A. Diamond 212-413-1920